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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 19, 1998


                                  ADAPTEC, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                     0-15071                    94-2748530
 -----------------------------------------------------------------------------
(State of Incorporation)       (Commission File             (I.R.S. Employer
                                   Number)                 Identification No.)


  691 S. MILPITAS BLVD., MILPITAS, CALIFORNIA                     95035
  -----------------------------------------------------------------------
   (Address of principal executive offices)                     (Zip Code)


        Registrant's telephone number, including area code (408) 945-8600
        ------------------------------------------------------------------

                                       N/A
             -------------------------------------------------------
             (Former name, former address and former fiscal year, if
                           changed since last report)

This document consists of 3 pages, excluding exhibits, of which this is page 1.


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ITEM 5.        OTHER EVENTS

               The information which is set forth in the Registrant's News Release dated February 19, 1998 is incorporated herein by reference.

               Several putative securities class actions have been filed in the United States District Court for the Northern District of California against Adaptec, Inc. and certain of its officers and directors. The actions, Murphy, et al. v. Adaptec, Inc., et al., No. C 98-00224-CAL (N.D. Cal.)(filed January 21, 1998), Raiken et al. v. Adaptec, Inc., et al. No. C 98-0282-SI (N.D. Cal.)(filed Jan 26, 1998), Shaheen et al. v. Adaptec, Inc. No. C 98-0355-BZ (N.D. Cal.)(filed January 30, 1998), Haarman et al.
               v. Adaptec, Inc. et al. No. C 98-00538-CRB (N.D. Cal)(filed February 20, 1998) and Hammond et al. v. Adaptec, Inc. No. C 98-20072-JW (N.D. Cal)(amended action filed February 10, 1998), all allege that the Company made false and misleading statements at various time during the period between April 1997 and January 1998 in violation of the federal securities laws. The complaints do not set forth purported damages. The Company believes the lawsuits are without merit and intends to defend itself vigorously.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

               (c)    Exhibits

                      99.1 Text of Press Release dated February 19, 1998.


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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  February 19, 1998                 ADAPTEC, INC.
     -------------------------           ---------------------------------------
                                         Registrant







                                         \s\PAUL G. HANSEN
                                         ---------------------------------------
                                         Paul G. Hansen, Vice-President, Finance
                                         and Chief Financial Officer
                                         (Principal Financial Officer),
                                         Assistant Secretary

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                                INDEX TO EXHIBITS

EXHIBIT                              Description
-------                              -----------
99.1             Text of Press Release dated February 19, 1998